UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

NIGHTFOOD HOLDINGS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road - Suite 500

Tarrytown, New York 10591

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (866) 291-7778

Not Applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On July 29, 2025, the Board of Directors (the “Board”) of NightFood Holdings, Inc. (the “Company”) appointed James Steigerwald to serve as Chief Operating Officer of the Company, effective as of March 25, 2025.

Mr. Steigerwald, age 51, is a seasoned entrepreneur with three decades of experience. He served as Chief Marketing Officer of Nug Avenue from January 2021 to February 2022 and as its General Manager from February 2022 to March 2024. Mr. Steigerwald played a key role in Nug Avenue’s growth during the COVID pandemic. Before entering the cannabis industry, Mr. Steigerwald worked in the real estate and mortgage sector, eventually starting his own mortgage brokerage in 2003. However, following the 2008 mortgage crisis, he shifted his focus to consulting and became a principal in various industries, specializing in marketing, sales, and operations. Since July 2012, Mr. Steigerwald has owned SwiftLead, Inc., a sales, business operations, and marketing consulting firm. From July 2017 to March 2020, he owned 3JE, Inc., an AT&T Direct TV and cell phone reseller. From February 2019 to December 2019, he owned ESSRW, Inc., an equestrian equipment manufacturer and repairer. From January 2021 to October 2023, Mr. Steigerwald served as Chief Operating Officer of Sugarmade, Inc., a company formerly quoted on the OTC until the Company acquired it in September 2024.

In connection with his appointment as Chief Operating Officer, on March 25, 2025, Mr. Steigerwald entered into an employment agreement with the Company (the “Agreement”). Pursuant to the Agreement, the Company agreed to pay Mr. Steigerwald an annual base salary of $120,000 and to issue 10,500 shares of the Company’s Class C Preferred Stock (the “Restricted Stock”), which shares shall vest in 3 equal increments upon the achievement of performance milestones as set forth in the Restricted Stock Award Agreement dated March 25, 2025 (the “Award Agreement”), attached as Exhibit A to the Agreement. Any unvested shares will be subject to forfeiture upon termination of the Agreement.

The foregoing summary of the Agreement and Restricted Stock Award Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and Restricted Stock Award Agreement, a copy of each of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference as if fully set forth herein.

There are no arrangements or understandings between Mr. Steigerwald and any other person pursuant to which he was appointed as Chief Operating Officer of the Company. There are no family relationships between Mr. Steigerwald and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated March 25, 2025, between NightFood Holdings, Inc. and James Steigerwald
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: July 30, 2025

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Jimmy Chan
Name:	Jimmy Chan
Title:	Chief Executive Officer